Exhibit 99.1

Contacts:
Robert McClain, Chief Financial Officer Laser-Pacific Media Corporation 323.462.6266 investor@laserpacific.com
Roger Pondel/Angie Yang PondelWilkinson MS&L 323.866.6060 investor@pondel.com
FOR IMMEDIATE RELEASE

LASER-PACIFIC MEDIA CORPORATION REPORTS
RECORD SECOND QUARTER REVENUES

     HOLLYWOOD, California – August 12, 2003 – Laser-Pacific Media Corporation (NASDAQ NM: LPAC) today reported a 31.2 percent increase in revenues for the three months ended June 30, 2003.

     The company posted record second quarter revenues of $7.6 million for the current year, compared with $5.8 million in the corresponding 2002 period. Gross profit grew more than four-fold to $1.4 million from $318,000 a year earlier, and improved as a percentage of total revenues to 17.8 percent, compared with 5.5 percent in the second quarter of 2002. The company’s net loss narrowed sharply to $94,000, or $0.01 per share, from a net loss of $602,000, or $0.08 per share, in the 2002 second quarter.

     For the first six months of 2003, revenues increased 26.2 percent to $17.4 million from $13.8 million in the prior-year period. Gross profit rose 71.9 percent to $4.1 million from $2.4 million in the first half of 2002 and income from operations grew to $1.3 million from $15,000 a year earlier. Net income for the year-to-date period totaled $561,000, or $0.08 per diluted share, contrasted with a net loss of $209,000, or $0.03 per share, a year ago.

     “We are just beginning to realize the tangible benefits from efforts to nurture our offerings of post-production services to feature film clients,” said James R. Parks, chairman and chief executive officer of Laser-Pacific. “The growth in revenues for the current quarter and year-to-date period is principally due to the increased number of feature films serviced by the company and reflects our broadened capacity and services for theatrical motion pictures. In addition, we are seeing improvement in the economic environment within the entertainment production sector, and we expect the growth in our motion picture segment will help partially offset the seasonal nature of television production.”

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Laser-Pacific Media Corporation
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     Emory M. Cohen, president and chief operating officer of Laser-Pacific, said: “Laser-Pacific’s leading reputation in the television post-production sector has enabled us to open the doors to many producers of feature films. Our new state-of-the-art digital timing theater, which was completed earlier this year, significantly expanded our service offering, and we have had the opportunity to work on some great motion picture projects. We continue to be excited about this new segment of our business, which we believe is a natural extension of our capabilities.”

     At June 30, 2003, Laser-Pacific had current assets of $12.4 million, including $8.2 million in cash and cash equivalents, working capital of $6.2 million, and net stockholders’ equity of $19.4 million, or $2.73 per diluted share.

     As previously announced on August 1, 2003, Laser-Pacific entered into an acquisition agreement with Eastman Kodak Company. Under the terms of the agreement, Laser-Pacific’s stockholders are entitled to receive $4.22 per share in Kodak common stock, or at Kodak’s election, in cash. The transaction is subject to the approval of Laser-Pacific’s stockholders and other customary closing conditions. The parties expect the transaction to close in the fourth quarter of 2003.

About Laser-Pacific Media Corporation

     Laser-Pacific Media Corporation is a premier media technology company providing a comprehensive offering of post-production services to the motion picture and television industries. Well known as a leading provider of advanced high definition services to the entertainment industry, Laser-Pacific opened the world’s first digital high definition facility. Recognized for its pioneering work and technical innovations, the company has been awarded six Emmy™ awards for outstanding achievement in engineering development, as well as numerous awards for technical excellence in the post-production of television and the authoring of DVDs.

Cautionary Note Regarding Forward-Looking Statements

     Statements included within this news release, which are not historical in nature, may constitute forward-looking statements for the purpose of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, which include, but are not limited to, the company’s future operating results, the company’s ability to: enter new markets, including the field of digital intermediaries; expand services; strengthen its balance sheet, cash position, and working capital; and the company’s ability to enter into strategic alliances and consummate acquisitions, involve uncertainties, and actual results could differ from those described herein. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the company’s ability to successfully expand capacity; general economic market or business conditions; investments in new technologies; continuation of sales levels; the risks related to the cost and availability of capital; failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of Laser-Pacific’s stockholders to approve the merger; the risk that the Kodak and Laser-Pacific businesses will not be integrated successfully and anticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to successfully manage its changing relationships with customers and suppliers; and those risks, many of which are beyond the control of the company, detailed from time to time in Laser-Pacific’s periodic reports filed with the SEC.

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Additional Information

     Laser-Pacific will file a proxy statement describing the proposed merger with the SEC. LASER-PACIFIC’S STOCKHOLDERS ARE URGED TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC’s web site at http://www.sec.gov or from Laser-Pacific’s Secretary, Robert McClain at 809 North Cahuenga Boulevard, Hollywood, California 90038, (323) 960-2180. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. Laser-Pacific and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders of Laser-Pacific with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is set forth in Laser-Pacific’s Proxy Statement filed with the SEC on April 29, 2003, relating to its 2003 Annual Meeting of Stockholders, and will be included in Laser-Pacific’s Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. These documents are or will be available at the SEC website and from Laser-Pacific as set forth above.

     In connection with its proposed acquisition of Laser-Pacific, Kodak may file with the SEC a Registration Statement on Form S-4 and other documents regarding the proposed transaction. LASER-PACIFIC’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT KODAK, LASER-PACIFIC AND THE MERGER. You may obtain a free copy of the Registration Statement, when and if it becomes available, and other documents filed by Kodak with the SEC at the SEC’s web site at http://www.sec.gov. The Registration Statement, if filed with the SEC, and certain other documents may also be obtained without charge by Laser-Pacific stockholders by directing a request to: Coordinator, Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0211, 585-724-5492.

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TABLES FOLLOW

LASER-PACIFIC MEDIA CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues	$7,617,297	$5,806,282	$17,412,051	$13,795,500
Operating costs
Direct costs	4,963,201	4,333,980	10,751,601	9,131,423
Depreciation and amortization	1,295,689	1,153,984	2,589,339	2,296,239

Total operating costs	6,258,890	5,487,964	13,340,940	11,427,662

Gross profit	1,358,407	318,318	4,071,111	2,367,838
Selling, general and administrative expenses	1,359,464	1,152,472	2,809,004	2,352,390

Income (loss) from operations	(1,057)	(834,154)	1,262,107	15,448
Interest expense	173,049	206,984	362,915	432,514
Other income	17,380	38,740	37,280	69,728

Income (loss) before income tax expense (benefit)	(156,726)	(1,002,398)	936,472	(347,338)
Income tax expense (benefit)	(62,505)	(400,774)	374,960	(138,564)

Net income (loss)	$(94,221)	$(601,624)	$561,512	$(208,774)

Income (loss) per share (basic)	$(0.01)	$(0.08)	$0.08	$(0.03)

Income (loss) per share (diluted)	$(0.01)	$(0.08)	$0.08	$(0.03)

Weighted average shares outstanding (basic)	7,101,295	7,101,295	7,101,295	7,102,945

Weighted average shares outstanding (diluted)	7,101,295	7,101,295	7,118,253	7,102,945

LASER-PACIFIC MEDIA CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2003	2002

Assets
Current Assets:
Cash and cash equivalents	$8,225,334	$6,682,395
Receivables, net of allowance for doubtful accounts	2,726,243	4,835,360
Other current assets	1,403,404	1,405,772

Total Current Assets	12,354,981	12,923,527
Net property and equipment	20,587,895	21,187,713
Other assets, net	148,154	188,579

Total Assets	$33,091,030	$34,299,819

Liabilities and Stockholders’ Equity
Current Liabilities:
Current installments of notes payable to bank and long-term debt	$3,364,695	$3,528,407
Other current liabilities	2,761,695	2,718,814

Total Current Liabilities	6,126,390	6,247,221
Deferred tax liabilities	829,058	829,058
Notes payable to bank and long-term debt, less current installments	6,765,983	8,415,453
Stockholders’ Equity:
Preferred stock, $.0001 par value. Authorized 3,500,000 shares; none issued	—	—
Common stock, $.0001 par value. Authorized 25,000,000 shares; issued and outstanding 7,101,295	710	710
Additional paid-in capital	18,089,063	18,089,063
Retained earnings	1,279,826	718,314

Net Stockholders’ Equity	19,369,599	18,808,087

Total Liabilities and Stockholders’ Equity	$33,091,030	$34,299,819